UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

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SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2007, the Registrant entered into an employment agreement with David P. Shea to serve as the Executive Vice President and Chief Financial Officer of the Registrant.

The employment agreement provides for (i) a specified base salary of not less than $385,000 and is subject to annual review and may be increased by the Registrant's Compensation Committee (the "Compensation Committee"), (ii) an annual bonus pursuant to the Registrant's  incentive compensation plan as determined by the Compensation Committee with an annual target bonus equal to 150% of his base salary, (iii) reimbursement for or payment of certain travel expenses, and (iv) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time. The original term of employment is scheduled to expire on the third anniversary of the closing date of the initial public offering of the Registrant’s common stock and will continue to be automatically extended for successive one year periods unless the Registrant or Mr. Shea provides written notice that the term is not to be extended, as provided in the agreement. Mr. Shea has agreed to certain confidentiality, noncompetition and nonsolicitation provisions. The Registrant’s obligations under the employment agreement are guaranteed by SCA Holdings US Ltd and XL Financial Assurance Ltd.

The employment agreement for Mr. Shea further provides that, in the event of the termination of the his employment prior to the expiration date of the employment agreement (after giving effect to any extensions thereof) by reason of death or disability, Mr. Shea (or in the case of death, Mr. Shea’s spouse or estate) shall be entitled to receive his then current base salary through the end of the six month period commencing after the month in which the executive’s employment is terminated and Mr. Shea (or his estate) shall be entitled to any annual bonus awarded but not yet paid and a pro rata bonus for the year of termination in an amount determined by the Compensation Committee (but not less than a pro rata portion of the executive’s average annual bonus for the immediately preceding three years, or the period of the executive’s employment, if less). Mr. Shea (or Mr. Shea’s estate) shall also be entitled to the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Registrant held by the executive in accordance with the terms of the plans under which such options or other rights were issued, and continued medical benefit plan coverage substantially the same for Mr. Shea (in the case of disability) and his immediately family for a period of six months.

In the event of termination of Mr. Shea’s employment by the Registrant without Cause (as defined in the employment agreement), including termination of employment following the Registrant’s issuance of a notice of nonrenewal of the employment agreement, or by Mr. Shea if he is assigned duties inconsistent with his position (but such assignment does not constitute “Good Reason” as defined in the employment agreement), Mr. Shea shall be entitled to (i) his then current base salary through the date on which termination occurs, (ii) provided Mr. Shea executes a general release of claims, a cash lump sum payment equal to the sum of (x) two times his then current base salary and (y) one times the higher of the targeted annual bonus for the year of such termination or the average of his annual bonus for the three years (or shorter period of employment) immediately preceding the year of termination, and (iii) any annual bonus awarded but not yet paid. Mr. Shea shall also be entitled to his vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Registrant held by the executive in accordance with the terms of the plans under which such options or other rights were issued and continued medical benefit plan coverage substantially the same for Mr. Shea and his immediate family members for a period of 24 months.

Notwithstanding the foregoing, in the event of termination of Mr. Shea’s employment (x) by the Registrant without Cause within the 24-month period following a Change in Control (as defined in the employment agreement) (the “Post-Change Period”), (y) by Mr. Shea for Good Reason during the Post-Change Period or (z) by the Registrant (other than for Cause) within one year prior to a Change in Control and it is reasonably demonstrated that such termination arose in connection with or anticipation of the Change in Control, then Mr. Shea shall be entitled to (i) his then current base salary through the date on which termination occurs; (ii) a cash lump sum payment equal to the sum of (x) two times the executive’s base salary and (y) two times the average of the executive’s annual bonus for the three years (or shorter period of employment) immediately preceding the year in which the Change in Control occurs, provided such bonus shall be at least equal to the targeted annual bonus for the year of such termination; and (iii) an amount equal to the higher of (x) the executive’s annual bonus actually awarded in the year immediately preceding the year in which the Change in Control occurs or (y) the targeted annual bonus that would have been awarded to the executive for the year of such termination, pro rated by a fraction based on the number of months or fraction thereof in which the executive was employed by the Registrant in the year of termination. The agreement also provides for continued medical benefit plan coverage for Mr. Shea and his immediate family for a period of 24 months (which ceases if Mr. Shea becomes eligible to receive medical benefits from another employer) and to accelerated vesting of the executive’s rights (i) under any retirement plans and (ii) with regard to any stock options or other rights with respect to equity securities of the Registrant held by the executive, which options or other rights shall be exercisable for the shorter of three years or the original term of the security. In addition, in the event excise taxes on the executive’s payments or benefits are imposed under Section 4999 of the United States Internal Revenue Code, Mr. Shea shall be entitled to gross-up payments.

In the event of termination of Mr. Shea’s employment by the Registrant for Cause or other voluntary termination by the executive, Mr. Shea shall be entitled to his then current base salary through the date on which termination occurs and continued rights with regard to any stock options or other rights with respect to equity securities of the Registrant held by the executive in accordance with the terms of the plans under which such options or equity securities were issued. Mr. Shea shall also be entitled to his vested accrued benefits under any employee benefit programs in the case of voluntary termination and, if such programs expressly provide for such benefits, in the case of termination by the Registrant for Cause.

The employment agreement also provides for indemnification of the executive by the Registrant to the maximum extent permitted by applicable law and the Registrant’s charter documents and requires the Registrant to maintain directors’ and officers’ liability coverage in an amount equal to at least $25,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2007

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

By:           /s/ Kirstin Romann Gould
Name:  Kirstin Romann Gould
Title:    Secretary